UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 16, 2020

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, the Board of Directors of MVB Financial Corp. (“MVB”) elected Anna J. Sainsbury as a director, subject to the approval of the shareholders of MVB at the next annual meeting of shareholders, which is scheduled for May 18, 2021, to serve for a term to be defined at the same MVB annual meeting. Ms. Sainsbury will serve as a member of the HR & Compensation Committee, Risk and Compliance Committee and Nominating and Corporate Governance Committee of MVB, and also as a member of the Board of Directors of its subsidiary, MVB Bank, Inc. (the “Bank”) and Paladin Fraud, LLC.

A well-known name in the iGaming industry, Ms. Sainsbury, Chairman and Founder at GeoGuard and GeoComply, has been nominated for several top honors. She was shortlisted as the American Executive of the Year for the 2020 Global Gaming Awards. She was a finalist for the GamblingCompliance Global Regulatory Awards 2019 in the Chief Executive Officer of the Year category. iGaming Business named Sainsbury to its Most Influential Women 2019 list, which aims to showcase the industry’s most accomplished women and inspire others to progress their careers within the industry.

Ms. Sainsbury has more than 10 years of experience in the eCommerce sector, working with regulators, operators and vendors throughout North America, Australia, Asia and Europe. Most recently, she developed and delivered a reliable geolocation solution for the expanding geolocation compliance and geofence markets. She is a member of the American Gaming Association Board of Directors.

In 2011, she set up GeoComply, an innovative company aimed at filling a crucial missing piece of the U.S. iGaming jigsaw -- the ability to accurately locate players to within state borders and to detect and block popular location spoofing technologies such as VPNs and DNS Proxies that allow players to manipulate their location data.

As a result of Ms. Sainsbury’s efforts in this expanding industry, GeoComply is now seen as the Gold Standard for geolocation compliance; licensed in all U.S. states currently offering online betting or gaming.

Ms. Sainsbury resides West Vancouver, B.C., Canada.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of MVB Financial Corp. dated September 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer

Date: September 16, 2020

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

99.1	Press release of MVB Financial Corp. dated September 16, 2020	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Document	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith